Exhibit (j)(1)







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 25 to File No. 33-41913; Amendment No. 26 to File No. 811-06367) of Gabelli Equity Series Funds, Inc. of our report dated November 19, 2008 included in the 2008 annual reports to shareholders.

                              /s/ Ernst & Young LLP
                                                        Ernst & Young LLP

Philadelphia, Pennsylvania
January 27, 2009